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                                                                EXHIBIT 10.4(c)



                             AMENDMENT NO. 2 TO THE
                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                                1999 OPTION PLAN



         This Amendment No. 2 (the "Amendment") to the Charter Communications Holdings, LLC 1999 Option Plan, as amended by Amendment No. 1 (the "Plan"), made pursuant to action of the Board of Directors of Charter Communications Holding Company, LLC as assignee of Charter Communications Holdings, LLC, pursuant to
Section 8.1 of the Plan, is dated as of March 28, 2000.

The Plan is hereby amended as follows:

1. The title of the Plan is hereby changed to "The Charter Communications Option Plan."

2.       Section 1(e) is amended as follows:

         "Board" means the board of directors of the Company, provided that from and after the date the Company or its parent completes an initial public offering, it shall mean the board of directors of the Public Company."

3.       A new section 6.11 is hereby added as follows:

         "6.11 Fractional Shares. No fractional Membership Interests shall be issued under the Plan. In the event that the exercise of options results in the right of an Optionee to receive a fraction of a Membership Interest, then the Company shall pay to the Optionee cash in lieu of such fractional membership interest.

         The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.